                                                                    Exhibit 99.1

  TICC ANNOUNCES $20 MILLION TRANSACTION WITH GENUTEC BUSINESS SOLUTIONS, INC.

Greenwich, CT - 09/20/2005 - Technology Investment Capital Corp. (Nasdaq: TICC)
announced today that it has completed a $20 million investment in preferred stock with warrants issued by GenuTec Business Solutions, Inc., a provider of interactive voice messaging services to businesses for marketing and notification purposes. The preferred stock TICC received in connection with its investment in GenuTec may be exchanged, at TICC's option, for senior secured notes issued by GenuTec.

ABOUT GENUTEC BUSINESS SOLUTIONS, INC.

GenuTec was founded to provide communications solutions to enhance sales, marketing and customer care for businesses. Since its inception, GenuTec has focused on delivering customized communications tools to businesses. These tools are designed to complement existing technologies, without requiring additional expenditure by customers for specialized hardware or software. To learn more about GenuTec, please visit its web site at www.genutec.com.

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at
(203) 661-9572 or visit our website at www.ticc.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words
"believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange
Commission. We undertake no obligation to update such statements to reflect subsequent events.